APEX

CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption  "Independent  Auditors" and to the use of our report dated February 2, 2001, relating to American Skandia Life Assurance  Corporation  included in the Registration  Statement (Form N-4 No.  333-68714) and related
Prospectus,  which is part of this Registration  Statement,  and to the use of our report dated February 2, 2001,  relating to American
Skandia Life  Assurance  Corporation  Variable  Account B - Class 1 Stagecoach  appearing in the Statement of  Additional  Information, which is also part of this Registration Statement.

                                                                       /s/ ERNST & YOUNG LLP

Hartford, Connecticut
November 6, 2001